QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.5

CONFIRMATION NOTICE AND ELECTION FORM

        [Date]

[Name and Address of Subscriber]

        RE:        Your subscription for Class A and/or Class B Units

Dear [Name of Subscriber]:

        We hereby notify you that if you subscribed to purchase Class A and/or Class B Units of Illinois River Energy, LLC prior to receiving the amended prospectus dated                , 2003, amending and restating the original prospectus dated January 10, 2003, you have the right to withdraw your subscription and receive a refund of your investment, together with any related interest earned.

        Before deciding whether to confirm or withdraw your subscription, you should read the entire amended prospectus, and the documents referred to by it, carefully in order to fully understand our business, the offering and the units we are offering. If you do not elect to confirm your subscription by May 16, 2003, your subscription for Class A and/or Class B Units will be cancelled. Please indicate below whether you wish to confirm or withdraw your subscription (check one):

    ☐
    I hereby elect to confirm my subscription based upon the amended prospectus.

    ☐
    I hereby elect to withdraw my subscription. Please return my investment to me at the address set forth in my subscription agreement.

        In order to register your election, you must return this completed Confirmation Notice and Election Form to us at the following address or fax number:

Illinois River Energy, LLC
Attn: President
1201 South Seventh Street, Suite 110
Rochelle, IL 61068
Fax: (815) 561-0720

        If you have any question regarding the confirmation process, you may contact Floyd A. Schultz, our President, at the above address or fax number or at the following phone number: (815) 561-0650.

        IF YOU WISH TO CONFIRM YOUR SUBSCRIPTION, YOU MUST CHECK THE BOX AS INDICATED ABOVE AND RETURN THIS FORM TO US. ONCE YOU RETURN THE COMPLETED FORM, YOUR ELECTION TO CONFIRM IS IRREVOCABLE, AND YOUR INVESTMENT WILL NOT BE RETURNED UNLESS WE REJECT YOUR SUBSCRIPTION OR WE CANNOT SATISFY ALL CONDITIONS TO BREAKING ESCROW. IF THIS FORM IS NOT COMPLETED AND RECEIVED BY US BY MAY 16, 2003, YOUR SUBSCRIPTION WILL AUTOMATICALLY BE CANCELLED.

Individuals:	Entities:
Signature of Investor	Name of Entity
Print Name	Authorized Signature
Signature of Joint Investor	Print Name
Its:

Print Name
Date:	Date:

QuickLinks

  Exhibit 4.5
CONFIRMATION NOTICE AND ELECTION FORM